UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Agilysys, Inc.
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FOR IMMEDIATE RELEASE

Agilysys Announces Unaudited Fiscal 2011 Fourth-Quarter

and Full-Year Financial Results

•	Consolidated Revenue Advances 5.8% in Fiscal 2011 Fourth Quarter Compared with Fiscal 2010 Fourth Quarter

•	Fiscal Year 2011 Revenue Grew 6.5% From Fiscal 2010, Led by 23% Increase in Software Sales

•	Cash on Hand at Fiscal Yearend Increases 13% to $74.4 Million

•	Corporate Headquarters to Be Relocated to Alpharetta, Ga., in Fiscal 2012

CLEVELAND—June 14, 2011—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced unaudited financial results for the fiscal 2011 fourth quarter and full year ended March 31, 2011.

Fourth-Quarter 2011 Unaudited Results of Operations

Fourth-quarter consolidated sales increased 5.8% to $143.8 million, compared with $135.8 million in the final quarter of fiscal 2010. Net revenues grew 16.5% and 8.7% in the Company’s Hospitality Solutions Group (HSG) and Technology Solutions Group (TSG), respectively, more than offsetting a 13.6% decline in its Retail Solutions Group (RSG).

Gross margin contracted to 25.3% of sales, compared with 26.4% of sales in the fiscal 2010 fourth quarter. Margins were negatively impacted during the quarter due to lower services margins and vendor rebates.

Selling, general and administrative (SG&A) expense was $44.8 million for the quarter, an increase of $2.9 million from the prior year, primarily due to higher incentive compensation.

During the quarter, the Company conducted its annual goodwill impairment test and concluded certain goodwill and intangible assets related primarily to its TSG business segment were impaired. As a result, the Company recorded a non-cash impairment charge of $37.7 million during the fiscal 2011 fourth quarter.

The reported operating loss for the quarter, which included the impairment charge and $0.8 million in restructuring charges, was $46.9 million. Adjusted EBITDA (operating loss plus depreciation and amortization), excluding asset impairment and restructuring charges, from continuing operations was a loss of $5.1 million for the quarter, compared with a loss of $2.9 million a year ago (see table attached).

The net loss from continuing operations for the quarter was $45.0 million, or a loss of $1.97 per diluted share, compared with a net loss from continuing operations of $0.5 million, or a loss of $0.02 per diluted share, in the prior-year fourth quarter.

James Dennedy, interim president and chief executive officer, commented: “Looking ahead to fiscal 2012, we are optimistic that the decisions and actions taken subsequent to the March fiscal yearend will enhance shareholder value. After the proposed divestiture of the TSG segment is completed, Agilysys will have two industry-leading businesses that will serve as a solid platform for profitable future growth.

“A major theme of the ongoing restructuring is to tighten our cost controls and better align corporate functions with our operating businesses. To that end, today we also announced that the Board of Directors has approved a restructuring plan, as well as the relocation of the Company’s corporate functions from Solon, Ohio, to Alpharetta, Ga., during fiscal 2012.”

Fiscal 2011 Unaudited Results of Operations

Full-year revenue in fiscal 2011 increased 6.5% to $675.5 million from $634.3 million in fiscal 2010 due to improvement in customer demand and bundling more remarketed software with hardware purchases. Sales of hardware, software and services increased 4%, 23% and 7%, respectively, compared with the prior year.

Full-year gross profit declined 2.4% to $157.7 million, versus $161.5 million in fiscal 2010. Gross margin as a percentage of sales was 23.3% in fiscal 2011, compared with 25.5% last year. Gross margin was negatively impacted by lower vendor rebates and services margins.

SG&A expense increased 3.6% to $173.2 million, compared with $167.2 million in the prior fiscal year. The increase was primarily due to higher incentive compensation, Guest360TM development costs that were capitalized in fiscal 2010 and higher costs associated with the Company’s ERP implementation in fiscal 2011.

Including the aforementioned asset impairment and restructuring charges, the operating loss for the year was $54.4 million, compared with the operating loss of $6.8 million in fiscal 2010. Charges related to restructuring and asset impairment totaled $38.9 million in fiscal 2011, versus $1.1 million in the prior year. Adjusted EBITDA from continuing operations, excluding asset impairment and restructuring charges, was a loss of $1.9 million for fiscal 2011, compared with a positive $10.1 million a year ago (see table attached).

The fiscal year 2011 net loss from continuing operations was $55.5 million, or $2.44 per diluted share. This compares with net income from continuing operations of $3.6 million, or $0.15 per diluted share, last year.

Liquidity

Cash on hand grew $8.8 million during the year, reaching $74.4 million at the end of fiscal 2011 due to lower investments in working capital. The Company remains debt free, except for certain capital leases.

Business Outlook

Management indicated that, at this time, it is not prepared to provide guidance for fiscal 2012. As soon as practicable after the close of the proposed TSG transaction, the Company intends to provide estimates regarding the cost of restructuring, as well as the expected impact of the restructuring on fiscal 2012’s anticipated results.

The Company plans to file its Form 10-K with the SEC later today.

Conference Call Information

A conference call will be held today at 11:00 a.m. ET. A slide deck, which will be the basis for the review, will accompany the conference call. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website.

Additional Information

In connection with the proposed TSG divesture, the Company will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Agilysys Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Attention: Treasurer.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on June 25, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences; uncertainties associated with the proposed sale of the Company’s TSG business to OnX Enterprise Solutions, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this presentation, certain non-GAAP financial measures as defined by the SEC rules are used. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations. The non-GAAP measures included in this presentation have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this presentation.

About Agilysys

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The Company specializes in market-leading point-of-sale, property management, inventory & procurement, and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general & specialty retail businesses, and partners. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com

# # #

Investor Contact:

Curtis Stout

Vice President and Treasurer

Agilysys, Inc.

440-519-8635

curtis.stout@agilysys.com

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales:
Products	$111,806	$103,709	$545,348	$512,459
Services	31,971	32,139	130,122	121,861

Total net sales	143,777	135,848	675,470	634,320
Cost of goods sold:
Products	93,917	87,787	460,969	421,431
Services	13,535	12,234	56,810	51,362

Total cost of goods sold	107,452	100,021	517,779	472,793

Gross margin	36,325	35,827	157,691	161,527
Selling, general and administrative expenses	44,823	41,907	173,211	167,248

Asset impairment charges	37,662	55	37,721	293
Restructuring charges	789	78	1,195	823

Operating loss	(46,949)	(6,213)	(54,436)	(6,837)
Other (income) expenses:
Other income, net	(43)	(213)	(2,320)	(6,176)

Interest income	(69)	(4)	(130)	(31)
Interest expense	421	282	1,301	970

Loss before income taxes	(47,258)	(6,278)	(53,287)	(1,600)
Income tax (benefit) expense	(2,251)	(5,769)	2,188	(5,176)

(Loss) income from continuing operations	(45,007)	(509)	(55,475)	3,576
Income (loss) from discontinued operations, net of taxes	—	9	—	(29)

Net (loss) income	$(45,007)	$(500)	$(55,475)	$3,547

Earnings per share – basic:
(Loss) income from continuing operations	$(1.97)	$(0.02)	$(2.44)	$0.16

Net (loss) income	$(1.97)	$(0.02)	$(2.44)	$0.16

Earnings per share – diluted:
(Loss) income from continuing operations	$(1.97)	$(0.02)	$(2.44)	$0.15

Net (loss) income	$(1.97)	$(0.02)	$(2.44)	$0.15

Weighted average shares outstanding
Basic	22,805,434	22,628,788	22,785,192	22,626,586
Diluted	22,805,434	22,628,788	22,785,192	23,087,742

Cash dividends per share	$—	$—	$—	$0.06

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31, 2011 (Unaudited)					Year Ended March 31, 2011 (Unaudited)
	Reportable Segments			Corporate/ Other		Reportable Segments			Corporate/ Other
(In thousands)	HSG	RSG	TSG		Consolidated	HSG	RSG	TSG		Consolidated
Total revenue	$24,814	$22,015	$97,145	$—	$143,974	$92,839	$109,147	$474,052	$—	$676,038
Elimination of intersegment revenue	(26)	(171)	—	—	(197)	(92)	(476)	—	—	(568)

Revenue from external customers	$24,788	$21,844	$97,145	$—	$143,777	$92,747	$108,671	$474,052	$—	$675,470

Gross margin	$15,821	$3,958	$16,546	$—	$36,325	$54,669	$20,970	$82,052	$—	$157,691
Gross margin percentage	63.8%	18.1%	17.0%		25.3%	58.9%	19.3%	17.3%		23.3%

Operating income (loss)	$1,622	$(520)	$(41,288)	$(6,763)	$(46,949)	$6,030	$3,369	$(31,736)	$(32,099)	$(54,436)

Other income, net	—	—	—	(43)	(43)	—	—	—	(2,320)	(2,320)

Interest expense, net	—	—	—	352	352	—	—	—	1,171	1,171

Income (loss) from continuing operations before income taxes	$1,622	$(520)	$(41,288)	$(7,072)	$(47,258)	$6,030	$3,369	$(31,736)	$(30,950)	$(53,287)

Other information:

Capital expenditures	$1,249	$1	$45	$26	$1,321	$3,760	$623	$914	$1,694	$6,991

Other charges:
Depreciation and amortization - non-cash (1)	$1,091	$203	$329	$1,771	$3,394	$4,297	$449	$2,881	$5,987	$13,614

Asset impairment charges - non-cash	900	—	36,762	—	37,662	959	—	36,762	—	37,721
Restructuring charges - cash	—	—	790	—	790	—	—	790	—	790
Restructuring charges (credits) - non-cash	—	—	—	(1)	(1)	—	—	—	405	405

Total	$1,991	$203	$37,881	$1,770	$41,845	$5,256	$449	$40,433	$6,392	$52,530

	Three Months Ended March 31, 2010 (Unaudited)					Year Ended March 31, 2010
	Reportable Segments			Corporate/ Other		Reportable Segments			Corporate/ Other
	HSG	RSG	TSG		Consolidated	HSG	RSG	TSG		Consolidated
Total revenue	$21,313	$25,373	$89,295	$—	$135,981	$83,361	$110,506	$440,887	$—	$634,754
Elimination of intersegment revenue	(33)	(91)	(9)	—	(133)	(206)	(155)	(73)	—	(434)

Revenue from external customers	$21,280	$25,282	$89,286	$—	$135,848	$83,155	$110,351	$440,814	$—	$634,320

Gross margin	$13,374	$5,840	$16,613	$—	$35,827	$51,463	$23,326	$87,501	$(763)	$161,527
Gross margin percentage	62.8%	23.1%	18.6%		26.4%	61.9%	21.1%	19.8%		25.5%

Operating income (loss)	$2,220	$737	$(1,531)	$(7,639)	$(6,213)	$7,666	$5,759	$9,407	$(29,669)	$(6,837)

Other income, net	—	—	—	(213)	(213)	—	—	—	(6,176)	(6,176)

Interest expense, net	—	—	—	278	278	—	—	—	939	939

Income (loss) from continuing operations before income taxes	$2,220	$737	$(1,531)	$(7,704)	$(6,278)	$7,666	$5,759	$9,407	$(24,432)	$(1,600)

Other information:

Capital expenditures	$1,041	$—	$41	$2,552	$3,634	$4,694	$31	$103	$8,478	$13,306

Non-cash charges:
Depreciation and amortization (1)	$1,029	$55	$839	$1,266	$3,189	$4,337	$198	$6,418	$4,876	$15,829
Asset impairment charges	—	—	55	—	55	90	—	55	148	293

Restructuring charges	—	—	—	78	78	—	—	—	823	823

Total	$1,029	$55	$894	$1,344	$3,322	$4,427	$198	$6,473	$5,847	$16,945

(1)

Does not include the amortization of deferred financing fees totaling $131 and $139 for the three months ended March 31, 2011 and 2010, respectively, and $524 and $485 for the year ended March 31, 2011 and 2010, respectively.

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(In thousands, except share and per share data)	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,354	$65,535
Accounts receivable, net	123,666	104,808
Inventories, net	20,632	14,446
Deferred income taxes – current, net	—	144
Prepaid expenses	3,063	4,399
Other current assets	6,494	726
Income taxes receivable	1,583	10,394

Total current assets	229,792	200,452
Goodwill	20,569	50,418
Intangible assets, net	22,535	32,510
Deferred income taxes – non-current, net	—	899
Other non-current assets	12,959	18,175
Property and equipment, net	26,543	27,995

Total assets	$312,398	$330,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93,486	$70,171
Deferred revenue	27,914	23,810
Accrued liabilities	23,887	17,183
Income taxes payable	156	—
Deferred income taxes – current, net	77	—
Capital lease obligations – current	1,267	311

Total current liabilities	146,787	111,475
Deferred income taxes – non-current, net	3,894	412
Capital lease obligations – non-current	1,461	384
Other non-current liabilities	12,152	19,254
Shareholders’ equity:

Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,022,398 and 22,932,043 shares outstanding at March 31, 2011 and 2010, respectively	9,482	9,482

Treasury shares (8,584,433 and 8,674,788 shares at March 31, 2011 and 2010, respectively)	(2,575)	(2,602)
Capital in excess of stated value	(5,421)	(8,770)
Retained earnings	146,659	202,134
Accumulated other comprehensive loss	(41)	(1,320)

Total shareholders’ equity	148,104	198,924

Total liabilities and shareholders’ equity	$312,398	$330,449

AGILYSYS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Year Ended March 31,
	2011	2010
	(Unaudited)
Operating activities:
Net (loss) income	$(55,475)	$3,547
Add: Loss from discontinued operations	—	29

(Loss) income from continuing operations	(55,475)	3,576
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities:
Gain on redemption of Company-owned life insurance policies	(2,065)	—
Gain on redemption of investment in The Reserve Fund’s Primary Fund	(147)	(2,505)
Asset impairment charges	37,721	293
Loss on the sale of securities	—	91
Depreciation	4,698	3,914
Amortization	9,440	12,400
Deferred income taxes	4,133	6,596
Stock based compensation	3,614	2,426
Excess tax benefit from exercise of stock options	—	(9)
Change in cash surrender value of company owned life insurance policies	179	(802)
Changes in operating assets and liabilities:
Accounts receivable	(17,908)	49,481
Inventories	(6,186)	12,839
Accounts payable	22,773	41,889
Accrued and other liabilities	4,004	(18,076)
Income taxes receivable	8,267	(9,021)
Other changes, net	2,213	(1,451)
Other non-cash adjustments	(478)	2,283

Total adjustments	70,258	100,348

Net cash provided by operating activities	14,783	103,924
Investing activities:
Proceeds from The Reserve Fund’s Primary Fund	147	4,772
Proceeds from redemption of/borrowings against Company-owned life insurance policies	15,980	12,500
Additional investments in Company-owned life insurance policies	(1,129)	(1,712)
Proceeds from the sale of marketable securities	14	61
Additional investments in marketable securities	(13,731)	(45)
Purchase of property and equipment	(6,991)	(13,306)

Net cash (used for) provided by investing activities	(5,710)	2,270
Financing activities:
Floor plan financing agreement, net	—	(74,468)
Proceeds from borrowings under credit facility	15,325	5,077
Principal payments under credit facility	(15,325)	(5,077)
Debt financing costs	—	(1,578)
Issuance of common shares	—	89
Repurchase of common shares to satisfy employee tax withholding	(238)	—
Excess tax benefit from exercise of stock options	—	9
Dividends paid	—	(1,360)
Principal payments under long term obligations	(419)	(216)

Net cash used for financing activities	(657)	(77,524)
Effect of exchange rate changes on cash	403	695

Cash flows provided by continuing operations	8,819	29,365
Cash flows of discontinued operations - operating	—	(74)

Net increase in cash	8,819	29,291
Cash at beginning of period	65,535	36,244

Cash at end of period	$74,354	$65,535

AGILYSYS, INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS

(In thousands)	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Net (loss) income	$(45,007)	$(500)	$(55,475)	$3,547
Plus:
Interest expense, net	352	278	1,171	939
Income tax (benefit) expense	(2,251)	(5,769)	2,188	(5,176)
Depreciation and amortization expense (a)	3,394	3,189	13,614	15,829
Other income, net	(43)	(213)	(2,320)	(6,176)
(Income) loss from discontinued operations, net of tax	—	(9)	—	29

Adjusted EBITDA from continuing operations	$(43,555)	$(3,024)	$(40,822)	$8,992
Asset impairment charges	37,662	55	37,721	293
Restructuring charges	789	78	1,195	823

Adjusted EBITDA from continuing operations excluding asset impairment and restructuring charges	$(5,104)	$(2,891)	$(1,906)	$10,108

(a)

Depreciation and amortization expense excludes amortization of deferred financing fees totaling $131 and $139 for the three months ended March 31, 2011 and 2010, respectively, and $524 and $485 for the twelve months ended March 31, 2011 and 2010, respectively, as such costs are already included in interest expense, net.

1 Agilysys, Inc. (Nasdaq: AGYS) Fiscal 2011 Unaudited Fourth Quarter & Full-Year Results June 14, 2011

Forward looking statements & non-GAAP financial
information
Forward-Looking Language
This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities
Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,”
“targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences; uncertainties associated with the proposed sale of the
Company’s TSG business to OnX Enterprise Solutions, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.
Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the
Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the
SEC or the Agilysys website.
Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this presentation, certain non-GAAP financial measures as defined by the SEC rules are used.
Management believes that such information can enhance investors' understanding of the company's ongoing operations. The non-GAAP measures included in this presentation have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this presentation.
Additional Information
In connection with the proposed TSG divesture, the Company will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS ARE
URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION
AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Agilysys Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Attention: Treasurer.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the
SEC on June 25, 2010.  Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Strategic update
Announced on May 31
st
a definitive agreement to sell Technology Solutions Group (TSG) business for a purchase price of $64 million in cash to OnX Enterprise Solutions
Strategic emphasis focuses on improving business performance and returning capital to shareholders
Shareholder value to be driven by improved operating and financial results of remaining
Hospitality Solution and Retail Solution Groups
Customer and solution focus
Profitable growth
Select investments to enhance core offerings
Reduce operating expenses
Reduce corporate expense of servicing our businesses, including reducing our facilities’
footprint
— Today announced relocation of corporate headquarters to Alpharetta, Georgia to reduce corporate costs and reposition support closer to key revenue producing locations in Georgia and South Carolina

Q4 review: consolidated results
Revenue increased 6%; hardware by 3%,
software by 37% and services were flat
Gross margins decreased 1.1% due to lower
services margins and vendor rebates
SG&A, excluding depr. & amort., increased by
$2.9M
Asset impairment charges primarily relate to
write-down of TSG goodwill and intangible
assets
Restructuring charges primarily associated
with cost saving initiatives executed in TSG
Adjusted EBITDA, excluding charges,
decreased from a loss of $2.9M to a loss of
$5.1M
Loss from continuing operations increased to
$45.0M from $0.5M in FY10 largely due to
asset impairment and restructuring charges
Q4 Year-over-Year Commentary
Statement of Operations ($Mil., except per share)
2011 2010
Net sales $143.8 $135.9
Cost of goods sold $107.5 $100.0
Gross profit $36.3 $35.8
25.3% 26.4%
SG&A (excl. depr. & amort.) $41.9 $39.0
Depreciation & amortization $2.9 $2.9
Asset impairment charges $37.7 $0.1
Restructuring charges $0.8 $0.1
Operating loss ($47.0) ($6.2)
Other (income)/expense, net ($0.0) ($0.2)
Interest expense/(income), net $0.4 $0.3
Loss before income taxes ($47.3) ($6.3)
Income tax (benefit)/expense ($2.3) ($5.8)
Loss from cont. ops. ($45.0) ($0.5)
Income from disc. ops., net of taxes $0.0 $0.0
Net loss ($45.0) ($0.5)
Diluted earnings per share:
Continuing operations ($1.97) ($0.02)
Discontinued operations $0.00 $0.00
Net loss ($1.97) ($0.02)
Adjusted EBITDA excl. charges
1
($5.1) ($2.9)
(3.6%) (2.1%)
(1) Excludes Asset impairment and Restructuring charges
(2) $0.5M and $0.3M of developed technology amortization included in COGS for Q4FY11 and Q4FY10, respectively
March 31
Three Months Ended
2

Q4 review: Hospitality (“HSG”)
Revenue increased 16.5% largely due to growth
in UK and cruise industry
Gross margin increased due to higher services
and hardware margins
SG&A, excluding depr. & amort., increased by
$2.3M
Adjusted EBITDA, excluding asset impairment
charges, increased $0.4M primarily due to
higher revenue and gross margin expansion
HSG Segment Profit ($Mil.)
Q4 Year-over-Year Commentary
2011 2010%
Net sales $24.8 $21.3 16.5%
Cost of goods sold $9.0 $7.9 13.4%
Gross profit $15.8 $13.4 18.3%
63.8% 62.8%
SG&A (excl. depr. & amort.) $12.7 $10.4 21.7%
Depreciation & amortization $0.6 $0.7 (15.1%)
Asset impairment charges $0.9 $0.0 nm
Operating income $1.6 $2.2
Depreciation & amortization
$1.1 $1.0
Adjusted EBITDA $2.7 $3.2
Adjusted EBITDA excl. charges $3.6 $3.2
14.6% 15.3%
(1) Excludes Asset impairment charge
(2) $0.5M and $0.3M of developed technology amortization included in COGS for Q4FY11 and Q4FY10, respectively
Three Months Ended
March 31
2
1

Q4 review: Retail (“RSG”)
Revenue decreased 13.6% primarily due to
lower hardware sales
Gross margin contracted as a result of lower
services margins
SG&A, excl. depr. & amort., decreased $0.8M
Adjusted EBITDA decreased $1.1M primarily
due to lower revenues and gross margins
RSG Segment Profit ($Mil.)
Q4 Year-over-Year Commentary
2011 2010%
Net sales $21.8 $25.3 (13.6%)
Cost of goods sold $17.9 $19.4 (8.0%)
Gross profit $4.0 $5.8 (32.2%)
18.1% 23.1%
SG&A (excl. depr. & amort.) $4.3 $5.1 (15.2%)
Depreciation & amortization $0.2 $0.1 nm
Operating (loss)/income ($0.5) $0.7
Depreciation & amortization $0.2 $0.1
Adjusted EBITDA ($0.3) $0.8
(1.5%) 3.1%
Three Months Ended
March 31

Q4 review: Technology (“TSG”)
Revenue increased 8.8% primarily due to
higher hardware and software sales
Gross margin contracted in quarter primarily
due to lower rebate margins
SG&A, excl. depr. & amort., increased $2.7M
Adjusted EBITDA, excluding charges, was a loss
of $3.4M compared to a loss of $0.6M in prior
year
Asset impairment charges relate to write-down
of acquisition related goodwill and intangible
assets
Restructuring charges incurred due to cost
saving initiatives
TSG Segment Profit ($Mil.)
Q4 Year-over-Year Commentary
2011 2010%
Net sales $97.1 $89.3 8.8%
Cost of goods sold $80.6 $72.7 10.9%
Gross profit $16.6 $16.6 (0.4%)
17.0% 18.6%
SG&A (excl. depr. & amort.) $20.0 $17.3 15.7%
Depreciation & amortization $0.3 $0.8 (60.6%)
Asset impairment charges $36.8 $0.1 nm
Restructuring charges $0.8 $0.0 nm
Operating loss ($41.3) ($1.5)
Depreciation & amortization $0.3 $0.8
Adjusted EBITDA ($41.0) ($0.7)
Adjusted EBITDA excl. charges¹
($3.4) ($0.6)
(3.5%) (0.7%)
(1) Excludes Asset impairment and Restructuring charges
Three Months Ended
March 31

Q4 review: Corporate
SG&A, excl. depr. & amort., decreased $1.3M
due primarily to lower professional fees and
capitalized leases that were treated as
operating leases in FY10
Depreciation expense increased due to higher
capitalized leases and amortization of
capitalized Oracle ERP system
Adjusted EBITDA, excluding charges, improved
by $1.3M
Corporate Segment ($Mil.)
Q4 Year-over-Year Commentary
2011 2010 $
SG&A (excl. depr. & amort.) $5.0 $6.3 ($1.3)
Depreciation & amortization $1.8 $1.3 $0.5
Restructuring charge $0.0 $0.1 ($0.1)
Operating loss ($6.8) ($7.6) $0.9
Depreciation & amortization $1.8 $1.3 $0.5
Adjusted EBITDA ($5.0) ($6.4) $1.4
Adjusted EBITDA excl. charges
1
($5.0) ($6.3) $1.3
(1) Excludes Asset impairment and Restructuring charges
Three Months Ended
March 31

FY11 review: consolidated results
Revenue increased 7%
HSG increased 12%
RSG decreased 2%
TSG increased 8%
Gross profit decreased $3.8M due to lower
vendor rebates
SG&A, excl. depr. & amort., increased $8.6M
Other expense/(income) in FY10 included:
Gain from Reserve Fund distribution of
$2.5M
Income from CTS litigation of $2.3M
Adjusted EBITDA, excluding charges, declined
$12.0M
FY11 Year-over-Year Commentary
Statement of Operations ($Mil., except per share)
2011 2010%
Net sales $675.5 $634.3 6.5%
Cost of goods sold $517.8 $472.8 9.5%
Gross profit $157.7 $161.5 (2.4%)
23.3% 25.5%
SG&A (excl. depr. & amort.) $161.3 $152.7 5.6%
Depreciation &
amortization²
$11.9 $14.6 (18.3%)
Asset impairment charges $37.7 $0.3 nm
Restructuring charges $1.2 $0.8 46.3%
Operating loss ($54.4) ($6.8)
Other (income)/expense, net ($2.3) ($6.2) (62.4%)
Interest expense, net $1.2 $0.9 24.5%
Loss before income taxes ($53.3) ($1.6)
Income tax benefit $2.2 ($5.2)
(Loss)/income from cont. ops. ($55.5) $3.6
Loss from disc. ops., net of taxes $0.0 ($0.0)
Net (loss)/income ($55.5) $3.5
Diluted earnings per share:
Continuing operations ($2.44) $0.15
Discontinued operations $0.00 $0.00
Net income/(loss) ($2.44) $0.15
Adjusted EBITDA excl. charges
1
($1.9) $10.1
(0.3%) 1.6%
(1) Excludes Asset impairment and Restructuring charges (credits)
(2) $1.7M and $1.3M of developed technology amortization included in COGS for FY11 and FY10, respectively
Fiscal Year
March 31

FY11 review: summary balance sheet performance
Cash at year-end was $74.4M — an increase of
$8.8 million from 3/31/10
Days sales outstanding increased from 69 days
at 3/31/10 to 77 days at 3/31/11
Working capital as a percent of revenue
declined to 2.7%
Capital expenditures were $7.0M in FY11
compared to $13.3M in FY10 — decreased due
to lower capitalized Guest360 development
costs and absence of Oracle enterprise
software implementation costs
Commentary
Working Capital ($Mil.)
• Working capital is (A/R + Inventory) less (A/P + Deferred Revenue)
• Quarterly revenue annualized at historical quarterly skew
$104.8
$121.9
$157.6
$210.3
$123.7
$14.4
$25.9
$22.6
$22.5
$20.6
4.0%
6.2%
6.5%
2.7%
9.0%
$0
$45
$90
$135
$180
$225
Q4FY10 Q1FY11 Q2FY11 Q3FY11 Q4FY11
0%
3%
6%
9%
12%
15%
Receivables Inventory Working capital as % of sales

Agilysys, Inc. (Nasdaq: AGYS) Fiscal 2011 Unaudited Fourth Quarter & Full-Year Results June 14, 2011

Reconciliation of (loss)/net income to adjusted EBITDA
2011 2010 2011 2010
(Unaudited) (Unaudited) (Unaudited)
Net (loss) income
(45,007) $   (500) $         (55,475) $   3,547 $
Plus:
    Interest expense, net
352            278             1,171         939
    Income tax (benefit) expense
(2,251)       (5,769)        2,188         (5,176)
    Depreciation and amortization expense (a)
3,394         3,189          13,614       15,829
    Other income, net
(43)             (213)           (2,320)       (6,176)
    (Income) loss from discontinued operations, net of tax
-                (9)               -                29
Adjusted EBITDA from continuing operations
(43,555) $   (3,024) $      (40,822) $   8,992 $
Asset impairment charges
37,662       55              37,721       293
Restructuring charges
789            78              1,195         823
Adjusted EBITDA from continuing operations excluding asset
impairment and restructuring charges
(5,104) $    (2,891) $      (1,906) $    10,108 $
(a) Depreciation and amortization expense excludes amortization of deferred financing fees totaling $131 and $139 for the three months ended March 31, 2011 and 2010, respectively, and $524 and $485 for the year ended
     March 31, 2011 and 2010, respectively, as such costs are already included in interest expense, net.
Year Ended
March 31,
(In thousands)
Three Months Ended
March 31,